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                                                                      EXHIBIT 12

                        TELEPHONE AND DATA SYSTEMS, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                  (DOLLARS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

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EARNINGS:
  Income from Continuing Operations before Income Taxes..........................  $ 185,007
    Add (Deduct):
      Minority Share of Losses...................................................     (2,955)
      Earnings on Equity Method..................................................    (43,188)
      Distributions from Minority Subsidiaries...................................      9,062
      Amortization of Non-Telephone Capitalized Interest.........................         11
      Minority share of income in majority-owned subsidiaries that have fixed
       charges...................................................................     20,791
                                                                                   ---------
                                                                                     168,728
    Add fixed charges:
      Consolidated interest expense..............................................     50,492
      Interest Portion (1/3) of Consolidated Rent Expense........................      6,431
      Amortization of debt expense and discount on indebtedness..................        357
                                                                                   ---------
                                                                                   $ 226,008
                                                                                   ---------
                                                                                   ---------
FIXED CHARGES:
  Consolidated interest expense..................................................  $  50,492
  Capitalized interest...........................................................     13,249
  Interest Portion (1/3) of Consolidated Rent Expense............................      6,431
  Amortization of debt expense and discount on indebtedness......................        357
                                                                                   ---------
                                                                                   $  70,529
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES...............................................       3.20
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Redeemable Preferred Dividends....................................  $   1,920
  Fixed Charges..................................................................     70,529
                                                                                   ---------
    Fixed Charges and Redeemable Preferred Dividends.............................  $  72,449
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RATIO OF EARNINGS TO FIXED CHARGES AND REDEEMABLE PREFERRED DIVIDENDS............       3.12
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Preferred Dividends...............................................  $   4,464
  Fixed Charges..................................................................     70,529
                                                                                   ---------
    Fixed Charges and Preferred Dividends........................................  $  74,993
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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.......................       3.01
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